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                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the use of our report dated January 22, 1999 and all references to our Firm included in or made part of this amendment to the registration statement.


                                       /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
November 18, 1999


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